                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                             RAYOVAC CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
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
                                     [LOGO]

                              RAYOVAC CORPORATION
                               601 RAYOVAC DRIVE
                            MADISON, WISCONSIN 53711

21 June 1999

Dear Shareholder:

On Thursday, 22 July 1999, Rayovac Corporation will hold its annual meeting of shareholders. On behalf of the Board of Directors, I am pleased to invite you to join us so we can report to you on the activities of Rayovac during 1998 and discuss the outlook for 1999. The meeting will be held at our headquarters at 601 Rayovac Drive, Madison, Wisconsin and is scheduled to begin at 8:00 a.m.

This year you are being asked to act on the following matters: (1) the election of directors and (2) the ratification of the Board of Directors' appointment of independent auditors for 1999. These proposals are described in the attached proxy statement which you are encouraged to read fully.

Whether or not you plan to attend the meeting, it is important that your shares be represented at the annual meeting. Regardless of the number of shares you own, please complete, sign, date, and return the enclosed proxy promptly.

We appreciate your continued support.

Sincerely,

David A. Jones

CHAIRMAN AND
CHIEF EXECUTIVE OFFICER

                              RAYOVAC CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Rayovac Corporation:

    The annual meeting of the shareholders of Rayovac Corporation (the "Annual Meeting") will be held at the Company's headquarters, 601 Rayovac Drive, Madison, Wisconsin 53711, on Thursday, 22 July 1999, at 8:00 a.m., Wisconsin time, for the following purposes:

    1. To elect (a) one (1) director of the Company for a term expiring at the 2000 Annual Meeting; (b) one (1) director of the Company for a term expiring at the 2001 Annual Meeting; and (c) two (2) directors of the Company for terms expiring at the 2002 Annual Meeting;

    2. To ratify the appointment by the Board of Directors of KPMG LLP, certified public accountants, as independent auditors for the Company for 1999; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Shareholders of record at the close of business on Monday, 7 June 1999 will be entitled to vote at the Annual Meeting, whether in person or by proxy. Please complete, sign, date, and return the enclosed proxy card as soon as possible in the envelope provided. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person, if they wish to do so.

                                          By Order of the Board of Directors

                                          James A. Broderick
                                          Secretary

601 Rayovac Drive
Madison, Wisconsin 53711
21 June 1999

                                   IMPORTANT

    ALL SHAREHOLDERS ARE CORDINALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. THIS WILL ASSURE YOUR REPRESENTATION AND A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE ANNUAL MEETING. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, IF YOU DESIRE TO DO SO, EVEN IF YOU HAVE RETURNED A PROXY CARD.

                              RAYOVAC CORPORATION
                                PROXY STATEMENT

    Your proxy in the form enclosed is solicited by the Board of Directors of Rayovac Corporation (the "Company"). Your proxy may be revoked by you at any time prior to its use. Proxies may be revoked by (i) written notice filed with the Secretary of the Company at or before the Annual Meeting or (ii) oral notice given to the presiding officer during the Annual Meeting. The presence of a shareholder at the Annual Meeting who has filed a proxy shall not of itself constitute a revocation. Any written notice revoking a proxy should be sent to James A. Broderick, Secretary, Rayovac Corporation, 601 Rayovac Drive, Madison, Wisconsin 53711. The shares represented by the proxies received will be voted at the Annual Meeting, or any adjournment thereof, in accordance with such specifications as are made therein or, if no such specifications are made, in accordance with the recommendations of the Board of Directors.

    The cost of preparing and mailing this notice and statement and the enclosed form of proxy will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone or telegraph by directors, officers, and regular employees of the Company, without extra compensation and at the Company's expense. The Company will also request bankers and brokers to solicit proxies from their customers, where appropriate, and will reimburse them for reasonable expenses. In addition, the Company has engaged Georgeson & Company Inc., New York, New York, to assist in soliciting proxies for a fee of approximately $6,000 plus reasonable out-of-pocket expenses.

    The record date for the determination of shareholders entitled to vote at the meeting is Monday, 7 June 1999. On the record date, there were outstanding 27,490,052 shares of the Company's Common Stock ("Common Stock"), constituting all of the outstanding voting securities of the Company. Each share is entitled to one vote. Abstentions and broker non-votes are counted for purposes of determining the number of shares represented at the meeting but are deemed not to have voted on any proposal. Directors are elected by a plurality of the votes cast. The vote required for ratification of the independent auditors is a majority of the shares voting.

    The mailing address of the executive offices of the Company is 601 Rayovac Drive, Madison, Wisconsin 53711. This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and proxy card are being mailed, on or about 21 June 1999, to shareholders of record on the record date.

    The Annual Report to Shareholders of the Company for the fiscal year ended September 30, 1998, including the Company's financial statements for its 1998 fiscal year, was previously mailed to shareholders on 5 March 1999.

                             ELECTION OF DIRECTORS

    The Board of Directors currently consists of eight members, as determined in accordance with the Company's Amended and Restated By-Laws. In accordance with the Company's Amended and Restated Articles of Incorporation, the Board of Directors is divided into three classes, designated Class I, Class II, and Class
III. There are two vacancies in Class I, whose terms will expire at the 2002 Annual Meeting. There is one vacancy in Class II, whose term will expire at the 2001 Annual Meeting. There is one vacancy in Class III, whose term will expire at the 2000 Annual Meeting.

    The names of the nominees being presented for consideration by the shareholders, their ages, the years they have been directors of the Company, their principal occupations over the past five years, their current positions with the Company, and certain other directorships held by them are set forth below. The shares represented by all proxies received will be voted for these nominees, except to the extent authority to do so is withheld as provided for in the enclosed proxy card. If any such nominee should be unable or unwilling to serve, all proxies received will be voted for the person, if any, as shall be designated by the Board of Directors to replace such nominee. The Board of Directors has no reason to believe that any nominee will not be available to serve as a director.

NOMINEES FOR VACANCIES ON THE BOARD OF DIRECTORS

    Nominees for the vacancies in Class I, whose terms will expire at the 2002 Annual Meeting of Shareholders, are as follows:

David A. Jones...............  Mr. Jones has served as the Chairman of the Board of
Age 49                         Directors and Chief Executive Officer of the Company since
                               September 1996. From September 1996 to April 1998, Mr. Jones
                               also served as President of the Company. Between February
                               1995 and March 1996, Mr. Jones was Chief Operating Officer,
                               Chief Executive Officer and Chairman of the Board of
                               Directors of Thermoscan, Inc., a manufacturer and marketer of infrared ear thermometers for consumer and professional use. From 1989 to September 1994, he served as President and
                               Chief Executive Officer of The Regina Company, a
                               manufacturer of vacuum cleaners and other floor care
                               equipment. In addition, Mr. Jones serves as a director of
                               Ladd Furniture, Inc. Mr. Jones has over 25 years of
                               experience working in the consumer durables industry, most recently in management of operations, manufacturing and
                               marketing.

Scott A. Schoen..............  Mr. Schoen has been a director of the Company since
Age 40                         September 1996 and is a Managing Director of Thomas H. Lee
                               Co. ("THL Co."), which he joined in 1986. In addition, Mr.
                               Schoen is a Vice President of Thomas H. Lee Advisors I and
                               Thomas H. Lee Advisors II, a Trustee of THL Equity Trust
                               III, the general partner of THL Equity Advisors Limited
                               Partnership III, which is the general partner of Thomas H.
                               Lee Equity Fund III L.P., and a Managing Director and Member
                               of THL Equity Advisors IV, LLC, which is the general partner of Thomas H. Lee Equity Fund IV, L.P. He is also a director of Syratech Corporation, TransWestern Communications Corp.
                               and several private corporations.

    The nominee for the vacancy in Class II, whose term will expire at the 2001 Annual Meeting of Shareholders, is as follows:

John S. Lupo.................  Mr. Lupo has been a director of the Company since July 1998
Age 52                         and has been Executive Vice President for sales and
                               marketing for Bassett Furniture Industries, Inc. since
                               October 1998. From April 1998 to October 1998, Mr. Lupo
                               served as a consultant in the consumer products industry.
                               Prior to that time and since August 1996, Mr. Lupo served as
                               Senior Vice President and Chief Operating Officer for the
                               International division of Walmart Stores, Inc. and from
                               October 1990 to August 1996, as Senior Vice
                               President--General Merchandise Manager of Walmart Stores,
                               Inc.

    The nominee for the vacancy in Class III, whose term will expire at the 2000 Annual Meeting of Shareholders, is as follows:

Joseph W. Deering............  Mr. Deering has been a director of the Company since July
Age 59                         1998 and has been President for the food equipment group of
                               Premark International, Incorporated since 1992. Previously
                               Mr. Deering served as President for Leucadia Manufacturing and President and Chief Executive Officer for Tomkins
                               Industries. Mr. Deering is also a director for both Quadlux
                               Inc. and Trion, Inc.

DIRECTORS CONTINUING IN OFFICE

    The directors continuing in office in Class II are as follows:

Roger F. Warren..............  Mr. Warren is a director of the Company and has served as
Age 58                         President/International and Contract Micropower of the
                               Company since 1996. Mr. Warren joined the Company in 1985
                               and has held several positions including Executive Vice
                               President and General Manager and Senior Vice President and
                               General Manager/ International. Mr. Warren is also a
                               director of Bolder Technologies Corporation.

Thomas R. Shepherd...........  Mr. Shepherd has been a director of the Company since
Age 69                         September 1996. Mr. Shepherd is currently a Special Partner of THL Co. and has been engaged as a consultant to THL Co.
                               since 1986. In addition, Mr. Shepherd is an Executive Vice
                               President of Thomas H. Lee Advisors I and an officer of
                               various other THL Co. affiliates. He is also a director of
                               General Nutrition Companies, Inc. and various private
                               corporations.

    The directors continuing in office in Class III are as follows:


Kent J. Hussey...............  Mr. Hussey is a director of the Company and has served as
Age 53                         President and Chief Operating Officer of the Company since

                                       5

                               April 1998. Prior to that time and since joining the Company in October 1996, Mr. Hussey was the Executive Vice President
                               of Finance and Administration, Chief Financial Officer and a
                               director of the Company. From 1994 to 1996, Mr. Hussey was
                               Vice President and Chief Financial Officer of ECC
                               International, a producer of industrial minerals and
                               specialty chemicals, and from 1991 to July 1994 he served as
                               Vice President and Chief Financial Officer of The Regina
                               Company.

Warren C. Smith, Jr..........  Mr. Smith has been a director of the Company since September
Age 42                         1996 and has been employed by THL Co. since 1990 and
                               currently serves as a Managing Director of THL Co. In
                               addition, Mr. Smith is a Vice President of Thomas H. Lee
                               Advisor I and T.H. Lee Mezzanine II. Mr. Smith is also a
                               Managing Director and Member of THL Equity Advisors Limited
                               Partnership III, which is the general partner of Thomas H.
                               Lee Equity Fund III L.P. and a Managing Director and Member
                               of THL Equity Advisors IV, LLC, which is the general partner of Thomas H. Lee Equity Fund IV, L.P. He is also a director of Finlay Enterprises, Inc., Finlay Fine Jewelry Corporation
                               and various private corporations.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    In addition to the directors set forth above who are executive officers of the Company, set forth below is certain information concerning non-director employees who also serve as executive officers of the Company:

    Stephen P. Shanesy, age 42, has been the Executive Vice President of Global Brand Management of the Company since April 1998. Prior to that time and from December 1997, Mr. Shanesy served as Senior Vice President of Marketing and the General Manager of General Batteries and Lights of the Company. From December 1996 to January 1998, Mr. Shanesy was the Senior Vice President of Marketing and the General Manager of General Batteries. From 1993 to 1996 Mr. Shanesy was Vice President of Marketing of Oscar Mayer.

    Kenneth V. Biller, age 50, has been the Senior Vice President of Operations since August 1998. From January to August 1998 he was Senior Vice President of Manufacturing/Supply Chain. Prior to that time and since 1996 he was the Senior Vice President and General Manager of Lighting Products & Industrial and was Vice President and General Manager of Lighting Products & Industrial since 1995. Mr. Biller joined the Company in 1972 and has held several positions, including Director of Technology/Battery Products and Vice President of Manufacturing.

    Merrell M. Tomlin, age 47, has been Executive Vice President of Sales of the Company since October 1998. Mr. Tomlin joined the Company in October 1996 as Senior Vice President of Sales. From March 1996 to September 1996, Mr. Tomlin served as Vice President of Sales of Braun of North America/ Thermoscan and from August 1995 to March 1996, he served as Vice President of Sales of Thermoscan, Inc. Prior to that time, Mr. Tomlin was Vice President of Sales of various divisions of Casio Electronics.

    Randall J. Steward, age 44, has been the Senior Vice President of Finance and Chief Financial Officer of the Company since April 1998. Mr. Steward joined the Company in March 1998 as Senior Vice

President of Corporate Development. From October 1997 to March 1998, Mr. Steward worked as an independent consultant, primarily with Thermoscan, Inc. and Braun AG assisting with financial and operational issues. From March 1996 to September 1997, Mr. Steward served as President and General Manager of Thermoscan, Inc. From January 1992 to March 1996, he served as Executive Vice President of Finance and Administration and Chief Financial Officer of Thermoscan, Inc.

    James A. Broderick, age 55, is Vice President, General Counsel and Secretary of the Company and has held these positions since 1985.

                                 BOARD ACTIONS;
                      COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company held four regular meetings, one special meeting, and acted by unanimous written consent approximately four times during 1998.

    The Board of Directors has designated two principal standing committees, the Audit Committee and the Compensation Committee. The function of these committees and the number of meetings held in 1998 are described below.

    The Audit Committee, whose current members are Scott A. Schoen, Warren C. Smith, Jr., and Thomas R. Shepherd, met once in fiscal 1998. The Committee's duties are to (1) review with management and the independent auditors the Company's accounting policies and practices and the adequacy of internal controls; (2) review the scope and results of the annual examination performed by the independent auditors; and (3) make recommendations to the Board of Directors regarding the appointment of the independent auditors and approval of the services performed by the independent auditors, and fees related thereto.

    The Compensation Committee, whose current members are Warren C. Smith, Jr., Scott A. Schoen, and Thomas R. Shepherd, met three times in fiscal 1998. The Committee is responsible for establishing the Company's executive officer compensation policies and for the administration of those policies.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The table below contains certain information with respect to the only beneficial owners known to the Company as of 7 June 1999 of more than 5% of the outstanding shares of Common Stock.

                                                                                              SHARES OF COMMON
                                                                                             STOCK BENEFICIALLY
                                                                                                  OWNED(1)
                                                                                           -----------------------
                                                                                             NUMBER    PERCENTAGE
NAMES AND ADDRESSES                                                                        OF SHARES    OF CLASS
-----------------------------------------------------------------------------------------  ----------  -----------
Thomas H. Lee Equity Fund III, L.P.(2)
  75 State Street, Ste. 2600
  Boston, MA 02109.......................................................................   9,928,579        36.1%
FMR Corp.(3)
  82 Devonshire St.
  Boston, MA 02109-3614..................................................................   3,347,700        12.2
State of Wisconsin Investment Board(4)
  121 E. Wilson St., P.O. Box 7842
  Madison, WI 53707......................................................................   1,996,600         7.3

------------------------

(1) Unless otherwise noted, the nature of beneficial ownership is sole voting and/or investment power, except to the extent authority is shared by spouses under applicable law. Shares of Common Stock not outstanding but deemed beneficially owned by virtue of the right of a person or group to acquire them within 60 days are treated as outstanding only for purposes of determining the number and percent of outstanding shares of Common Stock owned by such person or group.

(2) THL Equity Advisors III Limited Partnership ("Advisors"), the general partner of the THL Fund and Thomas H. Lee Foreign Fund III, L.P., THL Equity Trust III ("Equity Trust"), the general partner of Advisors, Thomas H. Lee, Scott A. Schoen, Warren C. Smith, Jr. and other managing directors of THL Co., as Trustees of Equity Trust, and Thomas H. Lee as sole shareholder of Equity Trust, may be deemed to be beneficial owners of the shares of Common Stock held by such Funds. Each of such persons maintains a principal business address at Suite 2600, 75 State Street, Boston, MA 02109. Each of such persons disclaims beneficial ownership of all shares.

(3) FMR Corp. and related persons and entities reported on a Schedule 13G filed on February 1, 1999 that they were the beneficial owners of 3,347,700 shares of the Company's Common Stock. This report indicates that FMR Corp. has the sole or shared power to vote or direct the vote for none of such shares and sole investment power for all 3,347,700 shares.

(4) State of Wisconsin Investment Board reported on a Schedule 13G filed on February 1, 1999 that it was the beneficial owner of 1,996,600 shares of the Company's Common Stock. This report indicates that State of Wisconsin Investment Board has the sole power to vote and sole investment power for all 1,996,600 shares.

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

    The following table sets forth as of 7 June 1999 (except as set forth in the footnotes herein) information with respect to beneficial ownership of Common Stock by each director and Named Executive Officer (as defined herein) based on Securities and Exchange Commission filings and other available information and by all directors and executive officers of the Company as a group.

                                                                                           SHARES OF COMMON STOCK
                                                                                           BENEFICIALLY OWNED (2)
                                                                                          -------------------------
                                                                                             NUMBER     PERCENTAGE
NAMES                                                                                      OF SHARES     OF CLASS
----------------------------------------------------------------------------------------  ------------  -----------
David A. Jones(1).......................................................................       418,824         1.5
Kent J. Hussey(2).......................................................................       148,586       *
Roger F. Warren(3)......................................................................       428,902         1.6
Stephen P. Shanesy(4)...................................................................        75,381       *
Trygve Lonnebotn(5).....................................................................       271,190       *
Scott A. Schoen(6)(7)...................................................................        50,036       *
Thomas R. Shepherd(7)...................................................................        26,061       *
Warren C. Smith, Jr.(6)(7)..............................................................        41,703       *
Joseph W. Deering(8)....................................................................         2,000       *
John S. Lupo(9).........................................................................         2,000       *
All directors and executive officers of the Company as a group
  (10 persons)(6)(7)....................................................................     1,464,683         5.3%

------------------------

  * Less than 1%

(1) Includes 364,630 shares subject to options which are currently exercisable. Shares of Common Stock beneficially owned prior to the offerings include 2,957 shares representing Mr. Jones' proportional interest in the THL Fund. Mr. Jones disclaims beneficial ownership of these shares.

(2) Includes 106,343 shares subject to options which are currently exercisable.

(3) Includes 91,158 shares subject to options which are currently exercisable.

(4) Includes 55,578 shares subject to options which are currently exercisable.

(5) Includes 28,368 shares subject to options which are currently exercisable.

(6) THL Equity Advisors III Limited Partnership ("Advisors"), the general partner of the THL Fund and Thomas H. Lee Foreign Fund III, L.P., THL Equity Trust III ("Equity Trust"), the general partner of Advisors, Thomas H. Lee, Scott A. Schoen, Warren C. Smith, Jr. and other managing directors of THL Co., as Trustees of Equity Trust, and Thomas H. Lee as sole shareholder of Equity Trust, may be deemed to be beneficial owners of the shares of Common Stock held by such Funds. Each of such persons maintains a principal business address at Suite 2600, 75 State Street, Boston, MA 02109. Each of such persons disclaims beneficial ownership of all shares.

(7) Represents the proportional interest of such individual in THL-CCI Limited Partnership; in the case of Mr. Smith, also includes 9,786 shares which Mr. Smith may be deemed to beneficially own as a result of Mr. Smith's children's proportional beneficial interest in THL-CCI Limited Partnership.

(8) Represents shares subject to options which are currently exercisable.

(9) Represents shares subject to options which are currently exercisable.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company's directors, officers and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon review of Forms 3, 4 and 5 (and amendments thereto) furnished to the Company during or in respect of the fiscal year ended September 30, 1998, the Company is not aware of any director or executive officer who has not timely filed reports required by Section 16(a) of the Exchange Act during or in respect of such fiscal year, except Randall J. Steward who filed one late Form 3, and David A. Jones, who filed one late Form 4 covering two sales of securities of the Company.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table sets forth compensation paid to the Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company during fiscal 1998, fiscal 1997 and the three month Transition Period ended September 30, 1996 (the "Named Executive Officers") for services rendered in all capacities to the Company.

                                                                                 OTHER         SECURITIES
                                                                                 ANNUAL        UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION        FISCAL YEAR     SALARY ($)   BONUS ($)   COMPENSATION ($)   OPTIONS (#)   COMPENSATION ($)
------------------------------  -----------------  ----------   ---------   ----------------   -----------   ----------------
David A. Jones,...............        1998          $465,000    $250,000     $     168,900(1)                 $  71,500(2)
  Chairman of the Board and           1997           400,000     218,500            65,800        84,204
  Chief Executive Officer       Transition Period     19,700     179,500                         911,577

Kent J. Hussey,...............        1998           304,600     162,500                          72,106      $ 475,800(3)
  President and Chief                 1997           275,000     185,000                         253,756
  Operating Officer

Roger F. Warren,..............        1998           270,000     108,000
  President/International and         1997           258,000     103,200                          28,569
  Contract Micropower           Transition Period     64,500                        24,700       227,894        486,600(4)

Trygve-Lonnebotn,(5)..........        1998           251,000     100,400
  Executive Vice President of         1997           240,200      96,100                          24,074
  Operations                    Transition Period     60,100                        32,400       170,921        377,800(4)

Stephen P. Shanesy,...........        1998           235,000      94,000
  Executive Vice President of         1997           154,900     140,000                         137,024
  Global Brand Management

------------------------------

(1) Includes approximately $70,000 related to interest on the Executive Note (as defined herein) and $48,000 related to a Company provided condominium.

(2) Represents relocation payments.

(3) Represents relocation payments and compensation from the exercise of stock options.

(4) Represents amounts paid by the Company in connection with the Recapitalization (as defined herein).

(5) Mr. Lonnebotn retired from his position with the Company on 31 March 1999.

OPTION GRANTS AND EXERCISES

    In connection with the recapitalization of the Company in September 1996 (the "Recapitalization"), the Board adopted the Rayovac Corporation 1996 Stock Option Plan (the "1996 Plan"). Pursuant to the 1996 Plan, options may be granted with respect to an aggregate of 3,000,000 shares of Common Stock. At September 30, 1998 an aggregate of 2,199,209 options to purchase shares of Common Stock at a weighted average exercise price of $4.90 per share, 911,577 of which have been granted to David A. Jones in accordance with the terms of his employment agreement were outstanding. See "--Employment Agreements." Pursuant to the Rayovac Corporation 1997 Stock Option Plan (the "1997 Plan"), options to purchase an aggregate of 556,222 shares of Common Stock were granted to certain management employees, which options were immediately exercised or surrendered to the Company's Deferred Compensation Plan as of such date.

    The following table discloses the grants of stock options during fiscal 1998 to the Named Executive Officers.

                        OPTION/SAR GRANTS IN FISCAL 1998

                                                                                                        POTENTIAL REALIZABLE
                                                           INDIVIDUAL GRANTS                              VALUE AT ASSUMED
                                     --------------------------------------------------------------       ANNUAL RATES OF
                                       NUMBER OF    PERCENT OF TOTAL                                        STOCK PRICE
                                      SECURITIES      OPTIONS/SARS      EXERCISE                            APPRECIATION
                                      UNDERLYING       GRANTED TO        OR BASE                          FOR OPTION TERM
                                     OPTIONS/SARS     EMPLOYEES IN        PRICE                      --------------------------
NAME                                  GRANTED (#)      FISCAL YEAR      ($/SHARE)   EXPIRATION DATE     5% ($)       10% ($)
-----------------------------------  -------------  -----------------  -----------  ---------------  ------------  ------------
Kent J. Hussey.....................       72,106             16.3       $   22.88       04/27/2008   $  1,037,541  $  2,614,371

    The following table sets forth information concerning options to purchase Common Stock held by the Named Executive Officers.

  AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED          IN-THE-MONEY
                                       SHARES                        OPTIONS AT                 OPTIONS AT
                                      ACQUIRED      VALUE        FISCAL YEAR END (#)      FISCAL YEAR END ($)(1)
NAME                                 ON EXERCISE  REALIZED $  (EXERCISABLE/UNEXERCISABLE) (EXERCISABLE/UNEXERCISABLE)
-----------------------------------  -----------  ----------  -------------------------  -------------------------
David A. Jones.....................           0   $      -0-        364,630/546,947       $   4,643,563/6,965,370
Roger F. Warren....................           0          -0-         91,158/136,736           1,160,897/1,741,333
Trygve Lonnebotn...................           0          -0-         68,368/2,553               870,666/32,512
Kent J. Hussey.....................      34,141      417,715         57,017/208,842             726,111/1,741,333
Stephen P. Shanesy.................           0          -0-         45,579/68,368              580,449/870,666

------------------------

(1) These values are calculated using the $17 1/8 per share closing price of the Common Stock as quoted on the NYSE on September 30, 1998.

DIRECTOR COMPENSATION

    Directors who are employees of the Company receive no compensation for serving on the Board of Directors. Non-employee directors of the Company are reimbursed for their out-of-pocket expenses in attending meetings of the Board of Directors. Messrs. Lupo and Deering receive $5,000 per quarterly meeting in their capacities as directors. Messrs. Schoen, Shepherd and Smith receive no fees in their capacities as directors. See "Compensation Committee Interlocks and Insider Participation" for a description of certain other arrangements pursuant to which THL Co., of which Messrs. Schoen and Smith are managing directors and Mr. Shepherd is a special partner, receive compensation from the Company.

EMPLOYMENT AGREEMENTS

    On April 27, 1998 the Company entered into an amended and restated employment agreement with David A. Jones (the "Jones Employment Agreement") and an employment agreement (as amended, the "Hussey Employment Agreement" and together with the Jones Employment Agreement, the "Executive Employment Agreements") with Kent J. Hussey (together with Mr. Jones, the "Executives"). Under their respective employment agreements, Mr. Jones is entitled to a base salary of $500,000 per annum and Mr. Hussey is entitled to a base salary of $325,000 per annum (such base salaries may be increased from time to time at the discretion of the Board of Directors) and each Executive is entitled to an annual bonus based upon the Company achieving certain annual performance goals established by the Board of Directors. Each Executive Employment Agreement has a term of three years expiring on April 30, 2001, and the Hussey Employment Agreement provides for automatic renewal for successive one year periods unless terminated earlier upon 90 days prior written notice by either Mr. Hussey or the Company. At any time each of the Executives has the right to resign and terminate their respective Executive Employment Agreement upon 60 days notice. Upon such resignation, the Company must pay to the resigning Executive any unpaid base salary. The Executive Employment Agreements provide that, upon termination of the Executive's employment for death or disability, the Company will pay to the terminated Executive or such Executive's estate any unpaid base salary, any accrued but unpaid bonus through the date of termination and a pro rata portion of the bonus for such period, the Executive's base salary for a period of 12 months in the case of Mr. Jones or 24 months in the case of Mr. Hussey, and any other benefits until the earlier of the end of the term of the agreement or 12 months in the case of Mr. Jones, or 24 months for Mr. Hussey, in either case from the date of termination. In addition, the Jones Employment Agreement also provides that Mr. Jones shall receive any additional salary due until the earlier of the end of the term or 12 months from the date of termination upon Mr. Jones' termination for death or disability. The Company has the right to terminate employment for "cause" (as defined) and shall be obligated to pay to the terminated Executive any unpaid base salary accrued through the date of termination. In the event the Executive is terminated without cause (as defined), the Company must pay to him any unpaid base salary, any accrued but unpaid bonus through the date of termination and the Executive's base salary, other benefits, and, in the case of Mr. Jones only, any additional salary, until the earlier of the end of the term of the agreement or 12 months in the case of Mr. Jones, or 24 months in the case of Mr. Hussey, in either case from the date of termination.

    The Executive Employment Agreements also provide that, during the term of the agreement or the period of time served as a director, and for one year thereafter for Mr. Jones, and for two years thereafter for Mr. Hussey, the Executive shall not engage in or have any business which is involved in the industries in which the Company is engaged. The Company has also granted to Messrs. Jones and Hussey options to purchase, respectively, 911,577 and 227,894 shares of Common Stock at $4.39 per share (the market value on date of grant) of which Mr. Hussey has exercised options to purchase 34,141 shares of Common Stock. In addition, the Company has granted to Mr. Hussey options to purchase 72,106 shares of Common Stock at $22.88 per share (the market value on date of grant). In each case, half of such options become exercisable at a rate of 20% per year over a five-year period and the other half of which become exercisable at the end of ten years with accelerated vesting over each of the next five years if the Company achieves certain performance goals.

    In connection with the Recapitalization, Mr. Jones individually also purchased 227,895 shares of Common Stock at approximately $4.39 per share. One-half of the purchase price was paid in cash and one-half with a promissory note (the "Executive Note"). The Company holds the Executive Note in the principal amount of $500,000 from Mr. Jones in connection with the purchase of shares of Common Stock. Mr. Jones will receive additional salary at an initial rate of $35,000 annually as long as the promissory note remains outstanding.

SEVERANCE AGREEMENTS

    Each of Roger F. Warren, President/International and Contract Micropower and Stephen P. Shanesy, Executive Vice President of Global Brand Management, has entered into a severance agreement (each, a "Severance Agreement") with the Company pursuant to which, in the event that his employment is terminated during the term of the Severance Agreement (a) by the Company without cause (as defined) or (b) by reason of death or disability (as defined), the Company shall pay him an amount in cash equal to two (2) times the sum of (i) his base salary as in effect for the fiscal year ending immediately prior to the fiscal year in which such termination occurs and (ii) the annual bonus (if any) earned by him pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year ending immediately prior to the fiscal year in which such termination occurs, such amount to be paid ratably monthly in arrears over the remaining term of the Severance Agreement. In the event of such termination, the Company shall also maintain for the twelve-month period following such termination insurance benefits for such individual and his dependents similar to those provided immediately prior to such termination. Under the Severance Agreements, each of Messrs. Warren and Shanesy has agreed that for two years following the later of the end of the term of the Severance Agreement or the date of termination, that he will not engage or have a financial interest in any business which is involved in the industries in which the Company is engaged. The initial term of each Severance Agreement is one year with automatic one-year renewals thereafter, subject to thirty days notice of non-renewals prior to the end of the then current term.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1998, the Compensation Committee of the Board of Directors was composed of Scott A. Schoen, Thomas R. Shepherd and Warren C. Smith, Jr.

    The Company and THL Co. (which together with its affiliates owns 42.2% of the outstanding Common Stock) are parties to a Management Agreement entered into in connection with the Recapitalization pursuant to which the Company has engaged THL Co. to provide consulting and management advisory services for an initial period of five years through September 12, 2001. Under the Management Agreement and in connection with the closing of the Recapitalization, the Company paid THL Co. and an affiliate an aggregate fee of $3.25 million (the "THL Transaction Fee"). In consideration of the consulting and management advisory services, the Company pays THL Co. and its affiliate an aggregate annual fee of $360,000 plus expenses (the "Management Fee"). The Company believes that this Management Agreement is on terms no less favorable to the Company than could have been obtained from an independent third party.

    In connection with the Recapitalization, Thomas H. Lee Equity Fund III and certain other affiliates of THL Co. (together, the "Lee Group"), certain other shareholders of the Company and the Company entered into the Shareholders Agreement. The Shareholders Agreement provides for certain restrictions on transfer of the shares beneficially owned by the parties thereto. Additionally, the Shareholders Agreement provides that, subject to certain limitations, so long as the Lee Group and their permitted transferees own at least 10% of the shares of Common Stock acquired in the Recapitalization, the Lee Group shall have "demand" registrations with respect to their shares of Common Stock. The shareholders party to the Shareholders Agreement, including the Lee Group, are also entitled, subject to certain limitations, to include shares of Common Stock held by them in other registrations of equity securities of the Company initiated by the Company for its own account or pursuant to a request for registration by the Lee Group.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

COMPENSATION PROCEDURES AND POLICIES

    The Compensation Committee determines the compensation of all of the executive officers of the Company. Decisions by the Compensation Committee relating to stock options are reviewed and approved by the full Board of Directors.

    The Company's executive compensation philosophy and specific compensation plans tie a significant portion of executive compensation to the Company's success in meeting specified profit, growth, and performance goals and to appreciation in the Company's stock price. The Company's compensation objectives include attracting and retaining the best possible executive talent, motivating executive officers to achieve the Company's performance objectives, rewarding individual performance and contributions, and linking executive and shareholder interest through equity based plans.

    The Company's executive compensation consists of three key components: base salary, annual incentive compensation, and stock options, each of which is intended to complement the others and, taken together, to satisfy the Company's compensation objectives. The Compensation Committee's policies with respect to each of the three components, including the basis for the compensation awarded to David A. Jones, as the Company's Chief Executive Officer, are discussed below.

BASE SALARY

    In the early part of each fiscal year, the Compensation Committee reviews the base salary of the Company's Chief Executive Officer and the recommendation of the Chief Executive Officer with regard to the base salary of the Chief Operating Officer and all other executive officers of the Company. The Compensation Committee then approves, with any modifications it deems appropriate, annual base salaries for each of the executive officers.

    Recommended base salaries of the executive officers are based upon the base salary ranges recommended annually by the Chief Executive Officer of the Company. The Compensation Committee reviews available national survey data regarding salaries of persons holding comparable positions at comparably sized consumer goods companies to establish base salary ranges.

    The base salary of Mr. Jones was reviewed at the April 1998 meeting of the Compensation Committee. In setting Mr. Jones' salary for 1999, the Compensation Committee considered the Company's achievement of its annual goals relating to earnings per share, sales growth, and return on investment in fiscal 1998. In evaluating Mr. Jones' performance, the Compensation Committee primarily considered these Company financial goals and noted that the value of the Company's equity had increased by more than $400 million since Mr. Jones became Chief Executive Officer in September 1996. In consideration of these factors, the Compensation Committee approved an increase in Mr. Jones' base salary of $100,000, or 25%, for fiscal 1999.

ANNUAL INCENTIVE COMPENSATION

    The Company's executive officers are entitled to participate in an incentive bonus plan that provides for the payment of cash bonuses based on the Company's achievement of its financial goals. The Company's goal for fiscal 1998 was based upon the level of earnings before interest, tax, depreciation, and amortization ("EBITDA"). Since the Company achieved its EBITDA goal for fiscal 1998, awards were paid out at 100% of the target bonus amount. Based on these results, Mr. Jones was awarded a bonus of $250,000 for fiscal 1998.

    The senior vice presidents and executive vice presidents are entitled to participate in the annual incentive bonus plan, which calls for payment of 40% of their annual salaries in the event that the Company reaches 100% of its target financial goal. Bonuses can exceed that amount if the Company exceeds its financial performance target. Based on the Company's EBITDA in fiscal 1998, the Company awarded bonuses at 100% of the target levels for all participants in the bonus plan.

STOCK OPTIONS

    The Company's executive officers are also entitled to participate in the Rayovac Corporation 1996 Stock Option Plan (the "1996 Plan") and are eligible to participate in the 1997 Rayovac Incentive Plan (the "Incentive Plan").

    Under the 1996 Plan, stock options to acquire up to 3,000,000 shares of Common Stock, in the aggregate, may be granted to select employees and directors of the Company under either or both a time-vesting or a performance-vesting formula at an exercise price equal to the market price of the Common Stock on the date of grant. The time-vesting options become exercisable primarily in equal 20% increments over a five year period. The performance-vesting options become exercisable at the end of ten years with accelerated vesting over each of the next five years if the Company achieves certain performance goals. Accelerated vesting may also occur upon a sale of the Company, as defined in the 1996 Plan. As of September 30, 1998, options with respect to 2,199,209 shares of Common Stock were outstanding under the 1996 Plan.

    In 1997, the Board adopted the Incentive Plan. The Incentive Plan replaces the 1996 Plan and no further awards will be granted under the 1996 Plan, other than awards of options for shares up to an amount equal to the number of shares covered by options that terminate or expire prior to being exercised. Under the Incentive Plan, the Company may grant to employees and non-employee directors stock options, stock appreciation rights, restricted stock, and other stock-based awards, as well as cash-based annual and long-term incentive awards. Accelerated vesting will occur in the event of a change in control, as defined in the Incentive Plan. Up to 3,000,000 shares of Common Stock may be issued under the Incentive Plan. The Incentive Plan expires in August 2007. As of September 30, 1998, options with respect to 362,000 shares of Common Stock were outstanding under the Incentive Plan.

    The options awarded to the various executive officers are shown in the table on page 11.

                                          COMPENSATION COMMITTEE
                                          Scott A. Schoen
                                          Thomas R. Shepherd
                                          Warren C. Smith, Jr.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company and THL Co. (which together with its affiliates owns 42.2% of the outstanding Common Stock) are parties to a Management Agreement entered into in connection with the Recapitalization pursuant to which the Company has engaged THL Co. to provide consulting and management advisory services for an initial period of five years through September 12, 2001. Under the Management Agreement and in connection with the closing of the Recapitalization, the Company paid THL Co. and an affiliate a transaction fee. In consideration of the consulting and management advisory services, the Company pays THL Co. and its affiliate a management fee. The Company believes that this Management Agreement is on terms no less favorable to the Company than could have been obtained from an independent third party.

    The Company and David A. Jones are parties to the Jones Employment Agreement pursuant to which Mr. Jones agreed to be the Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Jones also purchased from the Company 227,895 shares of Common Stock with cash and a $500,000 promissory note held by the Company with interest payable at a rate of 7% per annum and principal payable on the earliest of the following to occur: (i) the fifth anniversary of the note; (ii) the date on which (a) Mr. Jones terminates his employment for any reason other than a Constructive Termination (as defined in the Jones Employment Agreement) and (b) he is no longer a director of the Company or (iii) the date the Company terminates Mr. Jones' employment for Cause (as defined in the Jones Employment Agreement). Proceeds from any sale of Mr. Jones' shares must be used to immediately prepay, in whole or in part the principal amount of the promissory note outstanding and any accrued and unpaid interest on the portion prepaid or the holder of the promissory note may declare the entire principal amount of such note to be immediately due and payable. Mr. Jones receives additional salary at an initial rate of $35,000 annually during the period the promissory note is outstanding. In addition, the Company and Kent
J. Hussey are parties to the Hussey Employment Agreement pursuant to which Mr. Hussey agreed to be President and Chief Operating Officer of the Company. See "--Employment Agreements."

    The Company holds five year promissory notes dated March 17, 1997 from Messrs. Hussey, Tomlin and Shanesy, in principal amounts of $75,000, $60,000 and $80,000, respectively, with interest payable at 8% per annum. Such notes were incurred in connection with the purchase of shares of Common Stock by Messrs. Hussey, Tomlin and Shanesy upon joining the Company. Mr. Hussey paid the principal amount of his promissory note in fiscal 1998.

    Pursuant to the 1997 Plan, on August 1, 1997, certain executive officers of the Company, including Messrs. Jones, Hussey, and Shanesy, exercised options to purchase shares of Common Stock under the 1997 Plan with five-year promissory notes held by the Company, in principal amounts of $250,000, $50,000, and $20,000, respectively, with interest payable at 8% per annum. On September 15, 1997, certain other executive officers, including Messrs. Warren, Lonnebotn, Shanesy and Hussey, exercised options under the 1997 Plan with, in the case of Messrs. Warren, Lonnebotn and Shanesy five-year promissory notes held by the Company in principal amounts of $50,003, $46,079 and $30,002, respectively, with interest payable at 8% per annum and in the case of Mr. Hussey, a non-interest bearing promissory note in the principal amount of $36,000 held by the Company of which no principal amount remains outstanding. Messrs. Jones, Hussey, Warren and Lonnebotn paid the principal amounts of their August and September notes in fiscal 1998.

    In connection with the Recapitalization, the Lee Group, certain other shareholders of the Company and the Company entered into the Shareholders Agreement. The Shareholders Agreement provides for certain restrictions on transfer of the shares beneficially owned by the parties thereto. Additionally, the Shareholders Agreement provides that, subject to certain limitations, so long as the Lee Group and their permitted transferees own at least 10% of the shares of Common Stock acquired in the Recapitalization the Lee Group shall have "demand" registrations. The shareholders party to the Shareholders Agreement, including the Lee Group, are also entitled, subject to certain limitations, to include shares of Common Stock held by them in other registrations of equity securities of the Company initiated by the Company for its own account or pursuant to a request for registration by the Lee Group.

                COMPARISON OF 10 MONTH CUMULATIVE TOTAL RETURN*
             AMONG RAYOVAC CORPORATION, THE S&P SMALLCAP 600 INDEX
       THE RUSSELL 2000 INDEX AND THE RUSSELL 2000 CONSUMER STAPLES INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

       CUMULATIVE TOTAL RETURN

                                        11/20/97      12-97       3-98       6-98       9-98
RAYOVAC CORPORATION                          100        138        168        162        122
S&P SMALLCAP 600                             100        101        112        107         88
RUSSELL 2000                                 100        101        111        108         86
RUSSELL 2000 CONSUMER STAPLES                100        107        116        109         94

                                     BEGINNING
           TRANSACTION   CLOSING      NO. OF       DIVIDEND     DIVIDEND      SHARES       ENDING      CUM. TOT.
DATE*         TYPE       PRICE**     SHARES***     PER SHARE      PAID      REINVESTED     SHARES       RETURN
---------  -----------  ---------  -------------  -----------  -----------  -----------  -----------  -----------
11/20/97      Begin        14.000         7.14                                                7.143       100.00
12/31/97     Q'tr End      19.250         7.14                                                7.143       137.50
3/31/98      Q'tr End      23.563         7.14                                                7.143       168.30
6/30/98      Q'tr End      22.688         7.14                                                7.143       162.05
9/30/98        End         17.125         7.14                                                7.143       122.32

*   Specified ending dates or ex-dividend dates.

** All Closing Prices and Dividends are adjusted for stock splits and stock dividends.

*** 'Begin Shares' based on $100 investment.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    KPMG LLP ("KPMG") currently serves as the Company's independent auditors. They have served in that capacity since 30 September 1996. KPMG examined the accounts of the Company and its subsidiaries and also provided other services to the Company in connection with Securities and Exchange Commission filings.

    Upon recommendation of the Audit Committee, the Board of Directors has appointed KPMG as the independent auditors of the Company for fiscal 1999. The shareholders are asked to ratify this action of the Board.

    It is anticipated that one or more representatives of KPMG will be present at the Annual Meeting with an opportunity to make a statement, if desired, and will be available to answer appropriate questions from shareholders who are present.

    The shares represented by all proxies received will be voted for the ratification of the selection of KPMG as the Company's independent auditors, except to the extent authority to do so is withheld as provided for in the enclosed proxy card.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
  DISCLOSURE

    In June 1997, KPMG replaced Coopers & Lybrand L.L.P. (now
PricewaterhouseCoopers LLP) as the Company's independent accountants. The decision to engage KPMG was made with the approval of the Company's Audit Committee.

    The Company believes, and it has been advised by Coopers & Lybrand L.L.P. that it concurs in such belief, that, during the period of its engagement, the Company and Coopers & Lybrand L.L.P. did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Coopers & Lybrand L.L.P., would have caused it to make reference in connection with its report on the Company's financial statements to the subject matter of the disagreement.

                                 OTHER MATTERS

    The Board of Directors knows of no other items of business to be brought before the meeting other than as set forth above. If any other items of business should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxies in accordance with their best judgment with respect to any such items. Discretionary authority for them to do so is contained in the enclosed proxy card.

                             SHAREHOLDER PROPOSALS

    Under the rules and regulations of the Securities and Exchange Commission, shareholder proposals intended to be presented in the Company's Proxy Statement for the 2000 Annual Meeting of Shareholders must be received at the principal executive offices of the Company, 601 Rayovac Drive, Madison, Wisconsin 53711, no later than 22 February 2000 in order to be considered for inclusion in the Company's Proxy Statement for such Meeting.

    Under the Company's By-Laws, proposals of shareholders intended to be submitted for a formal vote (other than proposals to be included in the Company's Proxy Statement) at the 2000 Annual Meeting of

Shareholders may be made only by a shareholder of record who has given notice of the proposal to the Secretary of the Company at its principal executive offices no earlier than 8 May 2000 and not later than 2 June 2000. The notice must contain certain information as specified in the By-Laws. Any such proposal received after 2 June 2000 will not be considered "timely" under the federal proxy rules for purposes of determining whether the Company may use discretionary authority to vote on such proposal.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE ON REQUEST BY WRITING TO THE CORPORATE COMMUNICATIONS DEPARTMENT, RAYOVAC CORPORATION, 601 RAYOVAC DRIVE, MADISON, WISCONSIN 53711.

                                          By Order of the Board of Directors

                                          James A. Broderick
                                          Secretary

21 June 1999

                         PLEASE DETACH PROXY CARD HERE
------------------------------------------------------------------------------

                                RAYOVAC CORPORATION
                          ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 22, 1999

P    The undersigned, having read the Notice of Annual Meeting of Shareholders
R    and Proxy Statement dated June 21, 1999, receipt of which is hereby
O    acknowledged, does hereby appoint and constitute KENT J. HUSSEY and
X    JAMES A. BRODERICK, and each or any of them, the attorneys and proxies
Y of the undersigned to vote and act at the Annual Meeting of Shareholders of Rayovac Corporation to be held at the Company's headquarters, 601 Rayovac Drive, Madison, Wisconsin, on Thursday, July 22, 1999 at 8:00 a.m. and at any postponement or adjournment thereof, with respect to all shares of Common Stock, par value $.01 per share, of the Company, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as follows:

              (IMPORTANT--TO BE SIGNED AND DATED ON REVERSE SIDE)

                         PLEASE DETACH PROXY CARD HERE
------------------------------------------------------------------------------

[X] Please mark votes
    as in this example.

This proxy, when properly executed, will be voted in the manner directed below. If no direction is made, this proxy will be voted as the Board of Directors recommends.

------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
------------------------------------------------------------------------------


1.   (a) To elect David A. Jones and Scott A.                                     2. To ratify the        FOR AGAINST  ABSTAIN
     Schoen as Class I Directors for a three-    FOR all nominees     WITHHOLD       appointment by the   [ ]  [ ]      [ ]
     year term, (b) to select John S. Lupo as      listed above       AUTHORITY      Board of Directors
     a Class II Director for a  two-year term    (except as marked   to vote for     of KPMG LLP as
     and (c) to elect Joseph W. Deering as a       to the contrary)  all nominees    the Company's
     Class III Director for a one-year term.                         listed above    independent
     If any such nominees should be unavailable,      [  ]              [  ]         accountants for
     the proxies or any of them may vote for                                         1999.
     substitute nominee(s) at their discretion.                                   3. To transaction such
                                                                                     other business
     (INSTRUCTION: To withhold authority to                                          as may properly
     vote for one or more individual nominees,                                       come before the
     write the nominee's name in the space                                           meeting and any
     provided below.)                                                                postponement or
                                                                                     adjournment
                                                                                     thereof.

                                                                                     DATE:___________________, 1999

                                                                                     ______________________________

                                                                                     ______________________________
                                                                                     SIGNATURE(S)

                                                                                     IMPORTANT: Please sign
                                                                                     exactly as your name appears
                                                                                     hereon. When signing as attorney,
                                                                                     executor, administrator, trustee,
                                                                                     guardian, etc., give title as
                                                                                     such. If joint account,
                                                                                     each joint owner should
                                                                                     sign.
